            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  Guidelines for Determining the Proper Identification Number to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------

                             Give the
                             SOCIAL
                             SECURITY
For this type of account:    number of --
------------------------------------------------
1. An individual's           The individual
   account
2. Two or more               The actual owner of
   individuals               the account or, if
   (joint account)           combined funds, any
                             one of the
                             individuals (1)
3. Husband and wife          The actual owner of
   (joint account)           the account or, if
                             joint funds, either
                             person (1)
4. Custodian account of a    The minor (2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint    The adult or, if
   account)                  the minor is the
                             only contributor,
                             the minor (1)
6. Account in the name of    The ward, minor, or
   guardian or committee     incompetent person
   for a designated ward,    (3)
   minor, or incompetent
   person
7.a. The usual revocable     The grantor-trustee
     savings trust account   (1)
     (grantor is also
     trustee)
  b. So-called trust         The actual owner
     account that is         (1)
     not a legal or
     valid trust under
     state law
8. Sole proprietorship       The owner (4)
   account
------------------------------------------------

                               Give the
                               EMPLOYER
                               IDENTIFICATION
For this type of account:      number of --
------------------------------------------------
 9. A valid trust, estate,     The legal entity
    or pension trust           (Do not furnish the
                               identifying number
                               of the personal
                               representative or
                               trustee unless the
                               legal entity itself
                               is not designated
                               in the account
                               title.) (5)
10. Corporate account          The corporation
11. Religious, charitable,     The organization
    or educational
    organization account
12. Partnership account held   The partnership
    in the name of the
    business
13. Association, club, or      The organization
    other tax-exempt
    organization
14. A broker or registered     The broker or
    nominee                    nominee
15. Account with the           The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state
    or local government, school
    district, or prison) that
    receives agricultural
    program payments

------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.